Exhibit 10.8

MANAGEMENT SERVICES AGREEMENT

MANAGEMENT SERVICES AGREEMENT, dated as of June 3, 1999 among RABBIT HILL HOLDINGS, INC., a Delaware corporation (the “Company”), and Hancock Mezzanine Partners L.P., a Delaware limited partnership (“Hancock”).

The Company desires for Hancock to provide certain ongoing management and advisory services to the Company, and Hancock is willing to provide such services subject to the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Services. During the term of this Agreement, Hancock shall provide such advisory and management services to the Company and its subsidiaries as the Board of Directors of the Company shall reasonably request and Hancock shall agree to provide from time to time. The Company agrees, that Hancock shall have the right, but not the obligation, to act as advisor to the Company and its subsidiaries with respect to significant business transactions. Such services shall be performed at Hancock’s offices or at such other locations as Hancock shall reasonably determine.

Section 2. Compensation. In consideration of the services previously provided and to be provided in accordance with Section 1, the Company agrees to pay to Hancock an annual management fee of $25,000 accruing from the date hereof, payable annually in advance on January 1 of each year; provided that for calendar year 1999 the management fee shall be payable on the date of this Agreement and shall be in the amount of $14,850. Once any management fee has been paid it shall not be returnable under any circumstances, including upon any termination of this Agreement by any party hereto.

Section 3. Reimbursement. Hancock and its affiliates shall be entitled to reimbursement of all reasonable out-of-pocket expenses (including travel expenses) incurred in connection with the performance of this Agreement (other than salary expenses and associated overhead charges). The Company agrees to pay such amounts promptly upon request therefor.

Section 4. Indemnity; No Liability. In consideration of the execution and delivery of this Agreement by Hancock, the Company hereby agrees to indemnify, exonerate and hold each of Hancock and its affiliates, and each of their respective partners, shareholders, affiliates, directors, officers, fiduciaries, employees and agents and each of the partners, shareholders, affiliates, directors, officers, fiduciaries, employees and agents of each of the foregoing (collectively, the “Indemnitees”) free and harmless from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses in connection therewith, including without limitation reasonable attorneys’ fees and disbursements (collectively, the “Indemnified Liabilities”), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to the execution, delivery, performance, enforcement or existence of this Agreement or the transactions contemplated hereby or thereby except for any such Indemnified Liabilities arising solely on account of such Indemnitee’s gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. None of the Indemnitees shall be liable to the Company or any of its affiliates for any act or omission suffered or taken by such Indemnitee that does not constitute gross negligence or willful misconduct.

Section 5. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of law principles.

Section 6. Termination. This Agreement may be terminated by Hancock at any time by written notice to the Company. In addition, this Agreement will terminate automatically concurrently with the termination of Hancock’s right to appoint a member of the Company’s board of directors. The provisions of Sections 3 and 4 shall survive any termination of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

RABBIT HILL HOLDINGS, INC.

By:
Name:
Title:

HANCOCK MEZZANINE PARTNERS, L.P.

By: Hancock Mezzanine Investments LLC, its General Partner

By: John Hancock Mutual Life Insurance Company, as Investment Manager

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

RABBIT HILL HOLDINGS, INC.

/s/ Rabbit Hill Holdings, Inc.

HANCOCK MEZZANINE PARTNERS, L.P.

By: Hancock Mezzanine Investments LLC, its General Partner

By: John Hancock Mutual Life Insurance Company, as Investment Manager

By:	/s/ Sandeep Alva
	Name:	Sandeep Alva
	Title:	President